Exhibit 6(f)
FORM OF SUB-ADVISORY AGREEMENT
BETWEEN
GOLDMAN SACHS ASSET MANAGEMENT, L.P.
and
SSgA FUNDS MANAGEMENT, INC.
GOLDMAN SACHS VARIABLE INSURANCE TRUST EQUITY INDEX FUND
     THIS SUB-ADVISORY AGREEMENT (“Agreement”) is made as of                     , 2005 by and between GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“Investment Manager”) and SSgA FUNDS MANAGEMENT, INC. (“Sub-Adviser”).
     WHEREAS, Goldman Sachs Variable Insurance Trust, a Delaware statutory trust (“Trust”), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”); and
     WHEREAS, pursuant to a Management Agreement (“Management Agreement”) by and between the Trust and the Investment Manager, the Trust has appointed the Investment Manager to furnish investment advisory and other services to the Trust on behalf of the Trust’s Equity Index Fund (“Fund”); and
     WHEREAS, the Management Agreement authorizes the Investment Manager to provide, either directly or through third parties, investment advisory services with respect to the Fund; and
     WHEREAS, subject to the terms and provisions of this Agreement, the Investment Manager desires to retain the Sub-Adviser to furnish sub-investment advisory services on behalf of the Fund; and
     WHEREAS, this Agreement and the Sub-Adviser have been approved by the vote of the initial shareholder of the Fund, and by the vote of a majority of those members of the Trust’s Board of Trustees who are not interested persons of the Investment Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Engagement of the Sub-Adviser. The Investment Manager hereby engages the services of the Sub-Adviser in furtherance of its Management Agreement with the Trust on behalf of the Fund. Pursuant to this Sub-Advisory Agreement and subject to the supervision and oversight of the Investment Manager, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund. In this regard, the Sub-Adviser shall determine in its discretion the securities and other investments to be purchased or sold for the Fund, subject at all times to the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Sub-Adviser shall provide the Investment Manager and the Trust with records concerning its activities which the Investment Manager or the Trust is required to maintain, and shall render regular reports to the Investment Manager and to Officers and Trustees of the Trust concerning its discharge of its responsibilities under this Agreement. Unless the Investment Manager or the Trust instructs otherwise in writing, the Sub-Adviser is authorized to exercise tender and exchange offers and to vote proxies and corporate actions on behalf of the Fund, each as the Sub-Adviser determines is in the best interest of the Fund. The Sub-Adviser shall vote proxies in accordance with its Proxy Voting Policy, a copy of which has been provided to the Investment Manager. The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the Officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and provide to the Sub-Adviser in writing, and in compliance with the objectives, policies and limitations for the Fund set forth in the Fund’s registration statement under the 1940 Act as amended from time to time and provided to the Sub-Adviser (“Registration Statement”), applicable laws, rules and regulations, and the guidelines, policies or procedures adopted by the Trust’s Board of Trustees, or implemented by the Investment Manager, with respect to the Fund or to the Sub-Adviser’s activities under this Agreement and provided to the Sub-Adviser in writing (“Board/Investment Manager Procedures”). The Sub-Adviser shall not be responsible for filings proofs of claim with respect to securities held by the Fund.
     The Sub-Adviser accepts its engagement under this Section 1 and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement; provided, however, that the Sub-Adviser shall not be required to pay the cost (including taxes, brokerage commissions and other transaction costs, if any) of securities and other investments purchased or sold for the Fund or any other expenses except as specified in this Agreement. The Sub-Adviser shall not consult with any other sub-investment adviser for the Fund or the Trust (if any) concerning transactions for the Fund in securities or other assets.
     The Sub-Adviser agrees to comply with all laws, rules and regulations applicable to its activities in connection with the performance of this Agreement.
     2. Fund Transactions. In connection with purchases and sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its partners, officers or employees shall act as principal, except as otherwise permitted by the 1940 Act. The Sub-Adviser or its agents shall arrange for the placing of orders for the purchase and sale of portfolio securities and other instruments for the Fund’s account with brokers or dealers (including affiliates of the Investment Manager and the Sub-Adviser) selected by the Sub-Adviser. In the selection of such brokers or dealers (including affiliates of the Investment Manager and the Sub-

Adviser) and the placing of such orders the Sub-Adviser is directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it may be desirable for the Fund that Sub-Adviser have access to supplemental investment and market research and security and economic analyses that are consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, and are provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, subject to such conditions and limitations as may be established by the Investment Manager from time to time, if any, the Sub-Adviser is authorized to consider such services provided to the Fund and other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion and to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Investment Manager and the Trust’s Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients. The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other clients, aggregate, to the extent permitted by applicable laws, rules and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Fund and to such other clients.
     3. Compensation of the Sub-Adviser. For all services to be rendered and payments made as provided in this Agreement, the Investment Manager shall pay the Sub-Adviser, in arrears, each calendar quarter a fee at an annual rate equal to the percentage of the average daily net assets of the Fund set forth with respect to the Fund on Annex A. The “average daily net assets” of the Fund shall be determined on the basis set forth in the Fund’s prospectus(es) or otherwise consistent with the 1940 Act and the rules and regulations thereunder.
     The fee for any calendar quarter during which this Agreement is in effect for less than the entire quarter shall be pro-rated based on the number of days during such quarter that the Agreement was in effect.
     4. Delivery of Information, Reports and Certain Notifications. The Investment Manager agrees to furnish to the Sub-Adviser current prospectuses, statements of additional information, proxy statements, reports of shareholders, financial statements, charter documents and such other information with regard to the affairs of the Fund as the Sub-Adviser may reasonably request.
     The Sub-Adviser shall report regularly on a timely basis to Investment Manager and to the Board of Trustees of the Trust and shall make appropriate persons available for the purpose of reviewing with representatives of Investment Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the marketplace. The Sub-Adviser agrees to render to the Investment Manager such other periodic and special reports on a timely basis regarding its activities under this Agreement as the Investment Manager may reasonably request. In addition, the Sub-Adviser shall assist the Fund and the Investment Manager in complying with the provisions of the Sarbanes-Oxley Act of 2002 and shall, if requested, provide certifications in the form reasonably requested by the Fund relating to the Sub-Adviser’s services under this Agreement.
     The Sub-Adviser represents and warrants to the Investment Manager that: (a) it is registered as an investment adviser under the Investment Advisers Act of 1940 and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; (b) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (c) it is duly organized and validly existing, and is authorized to enter into this Agreement and to perform its obligations hereunder. The Sub-Adviser shall promptly notify the Investment Manager and the Trust in writing of the occurrence of any of the following events: (w) any of the foregoing representations and warranties becomes untrue after the execution of this Agreement; (x) the Sub-Adviser becomes aware that it is subject to any statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; (y) the Sub-Adviser shall have been served or otherwise becomes aware of any action, suit, proceeding, inquiry or investigation applicable to it, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; and (z) the President of the Sub-Adviser or any portfolio manager of the Fund shall have changed. The Sub-Adviser further agrees to notify the Investment Manager and the Trust promptly if any statement regarding the Sub-Adviser contained in the Trust’s Registration Statement with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.
     The Investment Manager represents and warrants to the Sub-Adviser that: (a) it has received a copy of Part II of the Sub-Adviser’s Form ADV; (b) it has full corporate power and authority to enter into this Agreement (including the power and authority to appoint the Sub-Adviser hereunder) and to carry out its terms; and (c) the Fund is either (i) excluded from the definition of the term “pool” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”), or (ii) a qualifying entity under Rule 4.5(b) for which a notice of eligibility has been filed.
     5. Status of the Sub-Adviser. The services of the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser is free to render similar services to others so long as its services to the Fund are not impaired thereby. The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Investment Manager or the Fund in any way or otherwise be deemed an agent of the Investment Manager or the Fund.
     Without limiting the foregoing, the Investment Manager represents that it and the Trust understand that the Sub-Adviser now acts, shall continue to act, or may act in the future, as investment adviser or investment sub-adviser to fiduciary and other managed accounts, including other investment companies and that the Investment Manager and the Trust have no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Investment Manager and the Trust also understand that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement imposes upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its partners, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.
     6. Certain Records. The Sub-Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Sub-Adviser’s services under this Agreement and the Fund’s investments made by the Sub-Adviser as are required by Section 31 under the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Investment Advisers of 1940 and the Securities and Exchange Act of 1934, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations and legal provisions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and shall be surrendered promptly to the Fund or the Investment Manager on request.
     The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Fund’s auditors, the Fund or any representative of the Fund, the Investment Manager, or any governmental agency or other instrumentality having regulatory authority over the Fund.
     7. Reference to the Sub-Adviser. The Investment Manager and the Trust are authorized to publish and distribute any information, including but not limited to registration statements, advertising or promotional material, regarding the provision of sub-investment advisory services by the Sub-Adviser pursuant to this Agreement and to use in advertising, publicity or otherwise the name of the Sub-Adviser, or any trade name, trademark, trade device, service mark, symbol, logo of the Sub-Adviser, without the prior written consent of the Sub-Adviser. In addition, the Investment Manager may distribute information regarding the provision of sub-investment advisory services by the Sub-Adviser to the Trust’s Board of Trustees without the prior written consent of the Sub-Adviser. The Investment Manager shall provide copies of such items to the Sub-Adviser within a reasonable time following such use, publication or distribution.
     8. Liability and Indemnification. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Manager or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Investment Manager, all affiliated persons thereof within the meaning of Section 2(a)(3) of the 1940 Act (“affiliated person”) and all persons, if any who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), controls (“controlling person”) the Trust or the Investment

Manager (collectively, “Investment Manager Indemnitees”), against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which any of the Investment Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Internal Revenue Code, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities hereunder (a) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser’s employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (b) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Investment Manager, the Trust or any affiliated person of the Investment Manager or the Trust or upon verbal information confirmed by the Sub-Adviser in writing, or (c) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the 1940 Act, the Internal Revenue Code, the Registration Statement and the Board/Investment Manager Procedures; provided, however, that in no case is the Sub-Adviser’s indemnity in favor of any Investment Manager Indemnitee deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of such person’s duties or by reason of such person’s reckless disregard of obligations and duties under this Agreement.
     Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Investment Manager shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Sub-Adviser as a result of any error of judgment or mistake of law by the Investment Manager with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Investment Manager for, and the Investment Manager shall indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person of the Sub-Adviser may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Investment Manager’s responsibilities as investment manager of the Fund (a) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Investment Manager, any of the Investment Manager’s employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or (b) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the

Sub-Adviser or other than upon verbal information confirmed by the Sub-Adviser in writing; provided, however, that in no case is the Investment Manager’s indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of such person’s duties or by reason of its reckless disregard of such person’s obligations and duties under this Agreement.
     9. Duration and Termination. This Agreement is effective as of its execution date, and shall continue in full force and effect with respect to the Fund until June 30, 2006. This Agreement shall continue in full force and effect with respect to the Fund from year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund voting separately; provided, however, that if the shareholders fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.
     This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund or by the Investment Manager on not less than 60 days written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty on not less than 60 days’ written notice to Investment Manager and the Trust. This Agreement shall automatically terminate in the event of its assignment.
     Notices and other writings delivered or mailed postage prepaid to the Investment Manager and the Trust at 32 Old Slip, New York, New York 10005, Attention: Kaysie Uniacke, or to the Sub-Adviser at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, Attention: Chief Compliance Officer, or to such other address as the Investment Manager or the Sub-Adviser may hereafter specify by written notice to the most recent address specified by the other party, shall be deemed to have been properly delivered or given hereunder to the respective addressee.
     As used in this Section 9, the terms “assignment,” “interested persons” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under that Act.
     This Agreement shall also terminate in the event that the Management Agreement by and between the Trust on behalf of the Fund and the Investment Manager referred to in Section 1 is terminated.
     10. Confidentiality. The Sub-Adviser shall treat confidentially and as proprietary information of the Trust and the Investment Manager all records and other information relative to the Trust, the Fund and the Investment Manager and their prior, present or potential shareholders and clients, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust and the Investment Manager, which approval shall not be unreasonably withheld and may not be withheld and shall be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust and the Investment Manager).
     Subject to the provisions of Section 6, the Trust and the Investment Manager shall treat confidentially and as proprietary information of the Sub-Adviser all records and other information relative to the Sub-Adviser, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder and under the Management Agreement (except after prior notification to and approval in writing by the Sub-Adviser, which approval shall not be unreasonably withheld and may not be withheld and shall be deemed granted where the Trust or the Investment Manager may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Sub-Adviser.)
     11. Use of Goldman Names. The Sub-Adviser shall not, without prior written consent of the Investment Manager, in each instance, (a) use in advertising, publicity or otherwise the name of “Goldman, Sachs & Co.” or “Goldman Sachs,” including the name of any affiliate, partner or employee of Goldman, Sachs & Co. or any of its affiliates, nor any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. or any of its affiliates; or (b) represent, directly or indirectly, that any product or any service provided by the Sub-Adviser has been approved or endorsed by Goldman, Sachs & Co. or any of its affiliates.
     12. Severability. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     13. Amendments. This Agreement may be amended in accordance with the 1940 Act, provided that any amendment, alteration or modification shall be in writing duly executed by the proper officials of the parties hereto.
     14. Survival. Sections 7, 8, 10 and 11 shall survive the termination of this Agreement.
     15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act and the rules and regulations thereunder. To the extent that the applicable laws of the State of New York or any provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of                                         , 2005.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:
Authorized Officer

SSgA FUNDS MANAGEMENT, INC.

By:
Authorized Officer